Exhibit 10.25

Susquehanna Bancshares, Inc.

Board Compensation

Effective July 1, 2012

Holding Company and Bank Directors*

Director Compensation Category	Effective 7/1/12
Annual Retainer	$30,000
Equity – Restricted Stock	$30,000
All Boards – Meeting Fee	$1,500
All Committees – Meeting Fee	$1,200
Lead Director Annual Retainer	$30,000
Audit Committee Chair Annual Retainer	$12,500
Compensation Committee Chair Annual Retainer	$12,500
Nom. & Corp. Governance Chair Annual Retainer	$7,500
Risk Committee Chair Annual Retainer	$7,500
Telephonic Participation Meeting Fee	60% of In-Person Meeting Fee	**

*	Only one fee will be paid for participation in combined holding company and bank board or committee meetings
**	Includes all telephonic meetings, even if they are single topic

Subsidiary Board and Committee Fees

Director Compensation Category	Effective 7/1/12
All Boards – Meeting Fee	$1,500
All Committees – Meeting Fee	$1,200
Telephonic Participation Meeting Fee	60% of In-Person Meeting Fee	*

*	Includes all telephonic meetings, even if they are single topic